UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Railroad Avenue

Midland, Pennsylvania 15059

(Address of Principal Executive Offices) (Zip Code)

(412)515-0896

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Filing of Complaint Against Endeavor Blockchain, LLC Investor Group

On January 20, 2026, Mawson Infrastructure Group Inc. (the “Company”) filed a Complaint for Violation of Securities Laws, as well as a Motion for Expedited Injunctive Relief, in the United States District Court for the District of Delaware against Endeavor Blockchain, LLC, Joshua Kilgore, PM Squared, LLC, Cody Smith, and Phil Stanley (collectively, the “Defendants”) asserting violation of Sections 13(d) and 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rules 13d-1 and 10b-5 of the Securities and Exchange Commission (the “SEC”) with regard to the Defendants’ filing of an inaccurate, false, and misleading Schedule 13D and two amendments thereto. The complaint alleges, among other matters, that (i) the Defendants acquired shares of the Company’s common stock in multiple transactions, without timely filing a required Schedule 13D disclosing such purchases and (ii) the Schedule 13D filings failed to disclose the Defendants’ intent to effect a change in control of the Company through a partial tender offer for the Company’s common stock at $10.00 per share and a subsequent PIPE offering of convertible preferred stock. The Company seeks declaratory judgment as to the Defendants’ violation of federal securities laws and SEC rules, as well as injunctive relief that includes, among other things, enjoining the Defendants from further trading in the Company’s stock and from proceeding with a tender offer to acquire the Company’s stock, ordering the Defendants to divest themselves of the Company’s stock and ordering the Defendants to make corrected Schedule 13D filings.

Presentation at Emerging Growth Conference

On January 22, 2026, Kaliste Saloom, Interim Chief Executive Officer, General Counsel and Corporate Secretary of the Company, will present at the Emerging Growth Conference. The Company’s presentation will be open to all interested parties as a live webcast from approximately 3:40 p.m. to 3:50 p.m. Eastern Time at https://goto.webcasts.com/starthere.jsp?ei=1717095&tp_key=3c898db1bd&sti=migi.

For those who are not able to attend live on the day of the conference, an archived webcast will be available on EmergingGrowth.com and the Emerging Growth YouTube Channel after the event.

The information presented in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions that any statement in this report or any remark made during the Company’s presentation at the Emerging Growth Conference that is not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility of the Company’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of digital assets, further or new regulation of digital assets and artificial intelligence  (“AI”), the evolution of AI and high-performance computing (“HPC”) market and changing technologies, the slower than expected growth in demand for AI, HPC and other accelerated computing technologies than expected, the ability to timely implement and execute on AI and HPC digital infrastructure, and the ability to timely complete the digital infrastructure build-out in order to achieve its revenue expectations for the periods mentioned. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2025, August 14, 2025, and November 14, 2025, the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2025, and in other filings the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: January 22, 2026	By:	/s/ Kaliste Saloom
Kaliste Saloom
Interim Chief Executive Officer, General Counsel and Corporate Secretary

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